                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant |X|
     Filed by a party other than the registrant  | |

Check the appropriate box:

| |  Preliminary proxy statement
| |  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
|X|  Definitive proxy statement
| |  Definitive additional materials
| |  Soliciting material pursuant to Section 240.14a-11(c) or Section 240.14a-12

Name of Registrant as Specified in Its Charter:

     Manufactured Home Communities, Inc.

Name of Person(s) Filing Proxy Statement if other than the Registrant:

Payment of filing fee (Check the appropriate box):

|X|  No fee required

| |  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1. Title of each class of securities to which transaction applies:

     2. Aggregate number of securities to which transaction applies.

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

     4. Proposed maximum aggregate value of transaction:

     5. Total fee paid:

| |  Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1. Amount previously paid:
     2. Form, schedule or registration statement no:
     3. Filing party:
     4. Date filed:


[FN]
_____________
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                      MANUFACTURED HOME COMMUNITIES, INC.
                           TWO NORTH RIVERSIDE PLAZA
                               CHICAGO, IL 60606
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 1999
                               ------------------

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders ("Meeting") of MANUFACTURED HOME COMMUNITIES, INC., a Maryland corporation (the "Company"), to be held at One North Franklin Street, Third Floor, Chicago, Illinois, on Tuesday, May 11, 1999, at 10:00 A.M. Central Daylight Time, for the following purposes:

     (1) To elect three (3) directors of the Board of Directors to terms expiring in 2002;

     (2) To consider and vote upon the adoption of the Company's Articles of Amendment and Restatement of its Articles of Incorporation deleting Article VI,
Section 5. -- Indemnification; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 17, 1999, will be entitled to vote at the Meeting or any adjournment thereof.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Susan Obuchowski
                                          Susan Obuchowski, Secretary

                      MANUFACTURED HOME COMMUNITIES, INC.
                           TWO NORTH RIVERSIDE PLAZA
                               CHICAGO, IL 60606

                                PROXY STATEMENT

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Manufactured Home Communities, Inc., a Maryland corporation ("MHC" or the "Company"), of proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, May 11, 1999, and any adjournment or postponement thereof. The Company has retained the services of Mac Kenzie Partners, Inc. to assist in obtaining proxies from stockholders for the Meeting. The estimated cost of such service is $5,000 plus out-of-pocket expenses. In addition to solicitation by mail, employees of the Company may solicit proxies by telegraph, telephone, telecopy and personal interviews. Brokers and other nominees who held of record stock of the Company on March 17, 1999, the record date for determining stockholders entitled to notice of and to vote at the Meeting, will be asked to contact the beneficial owners of the shares which they hold.

     This Proxy Statement and accompanying proxy are being mailed to stockholders commencing on or about March 31, 1999. The proxy, if properly executed and returned, will be voted according to your instructions, but it may be revoked at any time before it is exercised by giving notice of revocation in writing to the Secretary of the Company, by voting in person at the Meeting or by a subsequently dated proxy. The mere presence at the Meeting of a stockholder who appointed a representative does not itself revoke the appointment.

     Only stockholders of record at the close of business on March 17, 1999 (the "Record Date") will be entitled to vote at the Meeting. On such date 26,352,881 shares of common stock, par value $.01 per share ("Common Stock"), were outstanding. Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote upon each matter to be voted upon at the Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting (including shares represented by proxies that reflect abstentions) shall constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. An abstention as to any particular matter when passage requires the vote of a majority of the votes entitled to be cast at the Meeting, however, does not constitute a vote "for" or "against" and will be disregarded in calculating the votes cast as to such matter. With respect to approval of the Articles of Amendment and Restatement of the Company's Articles of Incorporation, however, which requires a vote of two-thirds of all shares outstanding, an abstention will have the same effect as a negative vote. "Broker non-votes" (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions. If, there is not a quorum at the Meeting, the stockholders entitled to vote at the Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Meeting until such time as there is a quorum. At such time as there is a quorum, the Meeting will reconvene without notice to stockholders, other than an announcement at the prior adjournment of the Meeting, unless the adjournment is to a date not more than 120 days after the Record Date.

     If a proxy in the form enclosed is duly executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the specifications made thereon by the stockholder. If no such specifications are made, such proxy will be voted (i) FOR election of the three nominees for directors to terms expiring in 2002; (ii) FOR the approval of the Company's Articles of Amendment and Restatement of its Articles of Incorporation deleting
Article VI, Section 5 -- Indemnification; and (iii) at the discretion of Samuel Zell and Howard Walker, the Board's designated representatives for the Meeting, with respect to such other business as may properly come before the Meeting or any adjournment or postponement thereof.

                               1998 ANNUAL REPORT

     Stockholders are concurrently being furnished with a copy of the Company's 1998 Annual Report, which contains its audited financial statements as of December 31, 1998. Additional copies of the Annual Report and of the Company's Annual Report on Form 10-K for the year ended December 31, 1998 as filed with the Securities and Exchange Commission (the "SEC") may be obtained by contacting Cynthia McHugh, Senior Vice President -- Investor Relations of the Company, at Two North Riverside Plaza, Suite 800, Chicago, IL 60606, 312-928-1905, and it will be furnished promptly at no additional expense.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Board consists of ten members. The charter of the Company provides that the directors of the Company shall be divided into three classes as nearly equal in number as possible, with each class having a term of three years. The Board has nominated David A. Helfand, Michael A. Torres and Samuel Zell for election to serve as directors of the Company until the 2002 Meeting and until their successors are duly elected and qualified. Biographical information for each of the nominees is set forth under the caption "Management." The affirmative vote of a plurality of all votes cast at the Meeting, if a quorum is present, is sufficient to elect the three directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

     Each nominee has consented to be named in this proxy statement and to serve if elected. All nominees are currently directors. In the event that any nominee should become unable to serve as a director (which is not anticipated), the persons designated as representatives will cast votes for the remaining nominees and for such other person or persons as the Board may recommend.

     THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the executive officers and directors of the Company as of March 17, 1999.

NAME                            AGE    POSITION
----                            ---    --------
Samuel Zell                     57     Chairman of the Board of Directors (term expires in 1999)
Howard Walker                   59     President, Chief Executive Officer and Director (term
                                       expires in 2000)
Ellen Kelleher                  38     Executive Vice President, General Counsel and Assistant
                                       Secretary
Thomas P. Heneghan              35     Executive Vice President, Chief Financial Officer and
                                       Treasurer
Gary W. Powell                  58     Executive Vice President -- Operations
Donald S. Chisholm              64     Director (term expires in 2000)
Thomas E. Dobrowski             55     Director (term expires in 2000)
David A. Helfand                34     Director (term expires in 1999)
Louis H. Masotti, Ph.D.         64     Director (term expires in 2001)
John F. Podjasek Jr.            57     Director (term expires in 2000)
Sheli Z. Rosenberg              57     Director (term expires in 2001)
Michael A. Torres               38     Director (term expires in 1999)
Gary L. Waterman                57     Director (term expires in 2001)

     The following is a biographical summary of the experience of the executive officers and directors of the Company. For information concerning membership on committees of the Board, see "Committees of the Board of Directors; Meetings" below.

     SAMUEL ZELL has been Chairman of the Board since March 31, 1995 and had been Chief Executive Officer from March 31, 1995 until August 1996. Mr. Zell had been Co-Chairman of the Board of the Company from its formation until March 31, 1995. Mr. Zell was a director of Mobile Home Communities, Inc. ("MH Inc."), the former manager of the Company's manufactured home communities, from 1983 until its dissolution in 1993. Mr. Zell is chairman of Equity Group Investments, L.L.C. ("EGI"), an investment company since 1999 and had been chairman of the board of Equity Group Investments, Inc. for more than five years. Mr. Zell is also chairman of the board of American Classic Voyages Co. ("American Classic"), a provider of overnight cruises in the United States; Anixter International Inc. ("Anixter"), a distributor of electrical and cable products; Capital Trust, Inc., a specialized finance company; Chart House Enterprises, Inc., an owner and operator of restaurants; and Jacor Communications, Inc. ("Jacor"), an owner and operator of radio stations. Mr. Zell is chairman of the board of trustees of Equity Office Properties Trust ("Equity Office"), an equity real estate investment trust ("REIT") primarily focused on office buildings; and Equity Residential Properties Trust ("Equity Residential"), an equity REIT primarily focused on multifamily residential properties. He is a director of Davel Communications, Inc., an operator of pay telephones in the United States; Fred Meyer, Inc., an owner and operator of grocery stores and discount stores; and Ramco Energy plc, an independent oil company in the United Kingdom.

     HOWARD WALKER has been a director of the Company since November 4, 1997, President since September 5, 1997 and Chief Executive Officer since December 31, 1997. He has been President of Realty Systems, Inc. since March 30, 1995. Realty Systems, Inc. is an affiliate of the Company. Mr. Walker is also a member of the Company's management committee, which was created in 1995 and is comprised of the Company's senior executives. Mr. Walker had been a Vice President of the Company from January 16, 1995 until March 30, 1995. From August 1994 until January 1995, Mr. Walker had been the principal of Walker Realty Co., a full-service real estate company. From January 1989 until July 1994, Mr. Walker had been a principal and partner in The Markin Group, a full-service real estate company.

     ELLEN KELLEHER has been Executive Vice President and General Counsel of the Company since March 1997. Ms. Kelleher is also a member of the Company's management committee. She had been Senior Vice President and General Counsel of the Company from March 1994 until March 1997. Ms. Kelleher had been a vice president of the law firm, Rosenberg & Liebentritt, P.C., from January 1993 until December 1995. Ms. Kelleher had been an associate of Rosenberg & Liebentritt, P.C. from October 1990 until January 1993.

     THOMAS P. HENEGHAN has been Executive Vice President, Chief Financial Officer and Treasurer of the Company since March 1997. Mr. Heneghan is also a member of the Company's management committee. Mr. Heneghan had been Vice President, Chief Financial Officer and Treasurer from February 1995 until March 1997. Mr. Heneghan had been a member of the accounting firm of Greenberg & Pociask, Ltd. from January 1994 until February 1995. Mr. Heneghan had been vice president of Capsure Holdings Corp. ("Capsure") from May 1993 until June 1994 and controller of Capsure from January 1993 until November 1993.

     GARY W. POWELL has been Executive Vice President -- Operations of the Company since May 1995. Mr. Powell is also a member of the Company's management committee. Mr. Powell had been President -- Northern Division of the Company from August 1994 until May 1995. Mr. Powell had been President and Chief Operating Officer of the Company from its formation until August 1994. Mr. Powell had been with MH Inc. or its predecessors from 1971, serving as president from 1984 until its dissolution in 1993. Mr. Powell was a director of the Company from its formation until May 1994.

     DONALD S. CHISHOLM has been a director of the Company since March 1993. Mr. Chisholm is president of Vernon Development Co., the developer of a 650-acre golf course community, and of Ann Arbor Associates Inc., a real estate development and management company, both for more than five years.

     THOMAS E. DOBROWSKI has been a director of the Company since March 1993. Mr. Dobrowski is the managing director of real estate and alternative investments of General Motors Investment Management Corporation ("GMIMCo."). Mr. Dobrowski is a director of Capital Trust, Inc.; and Red Roof Inns, Inc., an owner and operator of hotels. He is also a trustee of Equity Office.

     DAVID A. HELFAND has been a director of the Company since May 1995; President of the Company from January 1995 until September 1997; and Chief Executive Officer of the Company from August 1996 until December 31, 1997. He had been Chief Financial Officer of the Company from December 1992 until February 1995 and Senior Vice President from March 1994 until January 1995. Mr. Helfand had been Vice President of the Company from December 1992 until March 1994. Mr. Helfand had been a managing director of Equity International Properties, a division of EGI, from December 31, 1997 until July 1998. Since July 1998, Mr. Helfand has been senior vice president of Equity Office.

     LOUIS H. MASOTTI, Ph.D., has been a director of the Company since March 1993. Dr. Masotti is president of Louis H. Masotti, Ltd., a management, real estate, and urban development consultancy. Dr. Masotti was professor of management and urban development and director of the program in real estate management for the Graduate School of Management of the University of California at Irvine from 1992 until 1998. He is a professor emeritus of Northwestern University's Kellogg Graduate School of Management.

     JOHN F. PODJASEK, JR. has been a director of the Company since May 1994. Mr. Podjasek has been managing director -- private asset management of Forstmann -- Leff International, Inc. since July 1997. Mr. Podjasek was retired from November 1995 until July 1997. Mr. Podjasek had been employed by Allstate Insurance Company from 1966 until November 1995, most recently serving as vice president -- venture capital and real estate.

     SHELI Z. ROSENBERG has been a director of the Company since August 1996. Mrs. Rosenberg has been chief executive officer and president of EGI since January 1999. Mrs. Rosenberg had been chief executive officer and president of Equity Group Investments, Inc. from November 1994 until December 1998. She was a principal in the law firm of Rosenberg & Liebentritt P.C. from 1980 until September 1997. Mrs. Rosenberg is a director of CVS Corporation, an owner and operator of drug stores; Anixter; Capital Trust, Inc.; Illinova Inc. and its subsidiary Illinois Power Company, a supplier of electricity and natural gas in Illinois; and Jacor. She is a trustee of Equity Office and Equity Residential. Mrs. Rosenberg was a vice president of First Capital Benefit Administrators, Inc., which filed a petition under the federal bankruptcy laws on January 3, 1995, which resulted in its liquidation on November 15, 1995.

     MICHAEL A. TORRES has been a director of the Company since March 1993. Mr. Torres has been president and a principal of Lend Lease Rosen Real Estate Securities LLC, an investment management firm, since February 1995. Mr. Torres had been employed by Wilshire Associates Incorporated, an investment consulting firm, from June 1990 until February 1995, most recently serving as a vice president directing real estate consulting services for its institutional investors.

     GARY L. WATERMAN has been a director of the Company since March 1993. Since 1989, Mr. Waterman has been president of Waterman Limited, a real estate services and investment company that he founded.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

     Meetings: During the year ended December 31, 1998, the Board held five meetings. Each of the present directors attended over 75% of the total number of the meetings of the Board and of its committees which they were eligible to attend.

     Executive Committee: The Executive Committee of the Board is composed of Messrs. Zell, Walker and Chisholm. The Executive Committee has the authority, within certain parameters set by the Board, to acquire, dispose of and finance investments for the Company (including the issuance of additional limited partnership interests of MHC Operating Limited Partnership ("OP Units")) and execute contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board except as prohibited by law. During the year ended December 31, 1998, the Executive Committee did not hold any meetings, but took various actions pursuant to resolutions adopted by unanimous written consent.

     Compensation Committee: The Compensation Committee of the Board is composed of Messrs. Chisholm, Masotti and Waterman and Mrs. Rosenberg. The Compensation Committee determines compensation for the Company's executive officers and it exercises all powers of the Board in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee also has the authority to grant stock options, stock appreciation rights and restricted stock awards in accordance with the Second Amended and Restated 1992 Stock Option and Stock Award Plan to the management of the Company and its subsidiaries, other employees and consultants. During the year ended December 31, 1998, the Compensation Committee held one meeting and took various actions pursuant to resolutions adopted by unanimous written consent.

     Audit Committee: The Audit Committee of the Board is composed of Messrs. Dobrowski, Podjasek and Torres. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the Company's independent public accountants, reviews the independence of the Company's independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. During the year ended December 31, 1998, the Audit Committee held two meetings.

                             EXECUTIVE COMPENSATION

     The following tables show information with respect to the annual compensation (including option grants) for services rendered to the Company for the fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996 by the chief executive officer and those persons who were, at December 31, 1998, the other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION LONG-TERM COMPENSATION
                                ---------------------------------------------------------
                                                                         AWARDS
                                                                -------------------------
                                                                               SECURITIES
                                                                 RESTRICTED    UNDERLYING
           NAME AND                                             STOCK AWARDS    OPTIONS          ALL OTHER
     PRINCIPAL OCCUPATION       YEAR   SALARY ($)   BONUS ($)      ($)(1)      GRANTED(#)   COMPENSATION ($)(2)
     --------------------       ----   ----------   ---------   ------------   ----------   -------------------
Howard Walker, ...............  1998    240,000      75,000      1,049,978       10,000            9,600
  President, Chief Executive    1997    200,000      75,008        684,086            0            6,500
  Officer and Member of         1996    200,000      41,014        744,986            0            9,000
  Management Committee
Thomas P. Heneghan,...........  1998    230,000      75,000        928,103            0            9,600
  Executive Vice President,     1997    215,000      75,008        622,492            0            9,500
  Chief Financial Officer,      1996    200,000      41,014      1,008,986            0            9,000
  Treasurer and Member
  of Management Committee
Ellen Kelleher, ..............  1998    215,000      75,000        684,353            0            9,600
  Executive Vice President,     1997    200,000      75,008        560,898            0            9,500
  General Counsel and Member    1996    200,000      41,014        744,986            0            9,000
  of Management
  Committee
Gary W. Powell, ..............  1998    215,000      75,000        684,353            0            9,600
  Executive Vice                1997    200,000      75,008        560,898            0            9,500
  President -- Operations       1996    200,000      41,014        744,986            0            9,000
  and Member of
  Management Committee

---------------
(1) The total number of shares of Restricted Common Stock held by each named executive officer and the value of such shares at December 31, 1998, the last trading date of the year, was as follows:

                                 NUMBER OF SHARES    VALUE AT 12/31/98
                                 ----------------    -----------------
      Howard Walker..........         64,249            $1,610,241
      Thomas P. Heneghan.....         63,486             1,591,118
      Ellen Kelleher.........         48,124             1,206,108
      Gary W. Powell.........         48,124             1,206,108

    The total number of shares of Restricted Common Stock which were granted on November 24, 1998 and vest 60% on December 31, 2001; 20% on December 31, 2002; and 20% on December 31, 2003, if certain performance benchmarks are achieved are as follows:

Howard Walker...............................    40,000
Thomas P. Heneghan..........................    35,000
Ellen Kelleher..............................    25,000
Gary W. Powell..............................    25,000

    The number of shares of Restricted Stock Awards awarded in 1998, which will vest in their entirety on December 11, 2000 are as follows:

Howard Walker..............................     3,076
Thomas P. Heneghan.........................     3,076
Ellen Kelleher.............................     3,076
Gary W. Powell.............................     3,076

    The total number of Restricted Common Stock Units which were granted on December 30, 1997 and converted to Restricted Stock Awards on a one-for-one basis on May 12, 1998; vested 50% on June 30, 1998 and 25% on December 31, 1998 and 25% will vest on December 31, 1999; are as follows:

Howard Walker..............................    22,250
Thomas P. Heneghan.........................    20,000
Ellen Kelleher.............................    17,750
Gary W. Powell.............................    17,750

    The number of shares of Restricted Stock Awards awarded in 1997, which will vest in their entirety on December 16, 1999 are as follows:

Howard Walker..............................     2,810
Thomas P. Heneghan.........................     2,810
Ellen Kelleher.............................     2,810
Gary W. Powell.............................     2,810

    The number of shares of Restricted Stock Awards awarded in 1996 which vested 60% on December 31, 1998, and will vest 20% on December 31, 1999 and 20% on December 31, 2000 since certain performance benchmarks were achieved are as follows:

Howard Walker..............................    32,000
Thomas P. Heneghan.........................    44,000
Ellen Kelleher.............................    32,000
Gary W. Powell.............................    32,000

    The number of shares of Restricted Stock Awards awarded in 1996, which vested in their entirety on December 13, 1998 are as follows:

Howard Walker..............................     1,863
Thomas P. Heneghan.........................     1,863
Ellen Kelleher.............................     1,863
Gary W. Powell.............................     1,863

    All holders of Restricted Stock receive any dividends paid on such shares.

---------------
(2) Includes employer matching contributions and/or profit sharing contributions to the MHC Advantage Retirement Plan or affiliated company's 401(k) plans.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                             -----------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                             % OF TOTAL                                AT ASSUMED ANNUAL RATES
                               NUMBER OF      OPTIONS                                      OF STOCK PRICE
                              SECURITIES     GRANTED TO                                APPRECIATION FOR OPTION
                              UNDERLYING     EMPLOYEES    EXERCISE OR                           TERM
                                OPTIONS      IN FISCAL    BASE PRICE    EXPIRATION   ---------------------------
            NAME             GRANTED(#)(1)      YEAR        ($/SH)         DATE       5% ($)(2)      10% ($)(3)
            ----             -------------   ----------   -----------   ----------    ---------      ----------
Howard Walker...............    10,000          3.0          26.75       5/12/08       168,229         426,326
Thomas P. Heneghan..........         0            0              0            --             0               0
Ellen Kelleher..............         0            0              0            --             0               0
Gary W. Powell..............         0            0              0            --             0               0

---------------
(1) One-third of the options granted on May 12, 1998, are exercisable six months after initial grant, one-third are exercisable one year following such grant date and one-third are exercisable two years following such grant date.
(2) Assumes stock price of $43.57.
(3) Assumes stock price of $69.38.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                          VALUE OF
                                                                          NUMBER OF      UNEXERCISED
                                                   SHARES                UNEXERCISED    IN-THE-MONEY
                                                  ACQUIRED               OPTIONS AT      OPTIONS AT
                                                     ON       VALUE       FY-END(#)     FY-END($)(1)
                                                  EXERCISE   REALIZED   EXERCISABLE/    EXERCISABLE/
                      NAME                          (#)        ($)      UNEXERCISABLE   UNEXERCISABLE
                      ----                        --------   --------   -------------   -------------
Howard Walker...................................        0          0    18,333/6,667       139,688/0
Thomas P. Heneghan..............................        0          0    33,000/0           265,313/0
Ellen Kelleher..................................        0          0    21,000/0            99,188/0
Gary W. Powell..................................   14,000    192,500    50,000/0           444,375/0

---------------
(1) Assumes a value equal to the year-end stock price of $25.0625 less the exercise price of in-the-money options.

                           COMPENSATION OF DIRECTORS

     The Company paid each of its non-employee directors an annual fee of $30,000 in 1998. In addition, directors who serve on the Audit Committee, Executive Committee or Compensation Committee receive an additional $1,000 per annum for each committee on which they serve. Committee chairs receive an additional $500 per annum. Directors who are employees of the Company are not paid any directors' fees or committee fees. The Company reimburses the directors for travel expenses incurred in connection with their activities on behalf of the Company. Additionally, on the date of the first Board of Directors' meeting after each Annual Meeting of Stockholders, each director then in office will receive an annual grant of options to purchase 10,000 shares of Common Stock at the then-current market price.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee members for 1998 were Messrs. Chisholm, Masotti and Waterman and Mrs. Rosenberg.

     No Compensation Committee interlocking relationships existed in 1998.

     Mr. Zell and Mrs. Rosenberg serve as members of the board of directors of numerous non-public companies owned or controlled in whole or in part by Mr. Zell or his affiliates which do not have compensation committees, and in many cases, the executive officers of those companies include Mr. Zell and Mrs. Rosenberg.

     For a description of certain transactions with Board members or their affiliates, see "Certain Relationships and Related Transactions."

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report on Executive Compensation presented below and the Performance Graph following such report shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board determines the compensation of the Company's executive officers, including those named in the Summary Compensation Table. The Compensation Committee believes that the compensation of the Company's Chief Executive Officer and all of the Company's executive officers should be both competitive and based on individual and Company performance.

     The Company's compensation policy takes into account a review of local and national peer group salary surveys focusing primarily on the SNL Executive Compensation Review 1998 for REITs ("SNL Survey"). The SNL Survey contains detailed compensation and performance data on publicly traded REITs. The Committee believes the SNL Survey provides comparable salary data for the Company. The Committee believes that its compensation levels compare favorably to its peer groups described in the surveys and targets median to high compensation levels for its executive officers. This is not the same peer group that is used in the Performance Graph on page 12.

     During the fiscal year ended December 31, 1998, there were three major components of executive compensation: base salary, bonuses, and restricted stock. This salary structure is designed to attract and retain highly qualified executives. This is accomplished by providing competitive base salaries and meaningful incentives, including short-term, mid-term and long-term incentives, intended to reward performance. Benchmarks for determining base salary and bonus levels include targeted funds from operations ("FFO") levels, strength of the balance sheet, and creation of stockholder value. Each performance measure carries equal weight.

     The Company's overall salary structure is reviewed annually by the Compensation Committee using the SNL Survey for guidance. Where salary information is unavailable for a particular position, other positions having similar responsibilities either within the Company or in companies of comparable size are used. Salary increases are based both upon each executive's, including the Chief Executive Officer's, performance and contribution to the Company's performance.

     Further short-term and mid-term incentives for executive officers are accomplished through the Company's management-by-objective ("MBO") bonus plan. The MBO bonus plan involves the Company and the executive officer setting goals for such executive officer at the beginning of each year. The Compensation Committee established the following bonus ranges for its executive officers based on salary for 1998:

President and Chief Executive Officer      0 -- 75%
Executive Vice Presidents                  0 -- 50%
Senior Vice Presidents                     0 -- 35%
Vice Presidents                            0 -- 20%

     In determining the amount of the bonuses for 1998, the following criteria were taken into account: achieving targeted FFO levels; identifying and consummating acquisitions; and the strength of the balance sheet. In 1998, the Company exceeded targeted FFO levels through reduction of expenses, and increases in revenue achieved through increases in rental rates and increases in occupancy at the Company's communities. In addition, during 1998 the Company successfully integrated approximately 21,100 sites into its portfolio. While achieving this growth, the Company maintained its balance sheet at an appropriate debt-to-equity level.

     It is the Compensation Committee's intention to tie executive officers', including the Chief Executive Officer's, compensation to the continued performance of the Company. The Company accomplishes this by awarding each executive officer 50% of his MBO bonus in restricted Common Stock. Requiring executive officers to "invest" 50% of their bonuses in Common Stock facilitates better alignment of such executive officer's compensation with the Common Stock's performance. These restricted stock awards accomplish the Company's objective of mid-term incentives.

     To provide long-term incentives for executive officers and as a means to retain qualified executives, the Company created two performance based Restricted Stock Award Programs ("Programs"), one based on targeted increases in FFO per share from an identified base year and another based on the creation of stockholder value. Under these Programs, in 1996, the Company implemented a five-year incentive program by issuing Restricted Stock Awards tied to achieving targeted levels of FFO per share through the year 2000 (the "1996 Program"). Based on the Company's performance through 1998, the targeted level of FFO per share has already been exceeded, as a result the executives have earned Restricted Stock issued in the 1996 Program, subject to vesting. As of December 31, 1998, the vesting on 60% of these Restricted Stock Awards had lapsed. In 1997, a five-year incentive program tied to increases in stockholder value was implemented (the "1997 Program"). Under the 1997 Program, based on dividends paid and the increase in the Company's Common Stock price during 1997, the executives earned an award of Restricted Stock, subject to vesting. As of December 31, 1998, the vesting on 75% of these Restricted Stock Awards had lapsed. As a result of the Company's Common Stock price decline during 1998, no Restricted Stock Awards were granted to executive officers under the 1997 Program.

     Since the targeted levels of FFO per share under the 1996 Program have been exceeded, the Company implemented a new five-year incentive program in 1998 tied to achieving targeted levels of FFO per share through the year 2003 (the "1998 Program"). On November 24, 1998, Restricted Stock Awards were granted to executive officers and other senior management. The restricted stock will vest over a five-year period, with lapsing of restrictions tied to achieving targeted levels of FFO per share.

     The vesting of Restricted Stock Awards under the 1996, 1997 and 1998 Programs is subject to acceleration in the case of death, disability, and involuntary termination not for cause or change of control. The Compensation Committee recognizes the while the MBO bonus program provides for positive short-term and mid-term performance, the interests of stockholders are best served by giving key employees the opportunity to participate in the appreciation of the Company's Common Stock.

     At the end of 1998, the Compensation Committee granted options to purchase Common Stock to many of the Company's employees. The executive officers of the Company were not granted options. Mr. Walker was granted an option to purchase 10,000 shares in his capacity as a director as were all other directors of the Company on May 12, 1998.

     The Compensation Committee believes that the compensation program properly rewards its executive officers for achieving improvements in the Company's performance and serving the interest of its stockholders.

     Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"), generally disallows a Federal income tax deduction for compensation in excess of $1 million paid in any year to any of the Company's executive officers listed in the Summary Compensation Table who are employed by the Company on the last day of a taxable year. Section 162(m), however, does allow a deduction for payments of "performance based" compensation, which includes most stock options and other incentive arrangements, the material terms of which have been approved by stockholders. Stock awards under the Company's Amended and Restated 1992 Stock Option and Stock Award Plan may, but need not, satisfy the requirements of
Section 162(m). The Company believes that because it qualifies as a REIT under the Code and therefore is not subject to Federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) will not affect the Company's taxable income, although to the extent that compensation does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to Federal income taxation as dividend income rather that return of capital. The Company does not believe that Section 162(m) will materially affect the taxability of stockholders' distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of individual stockholders. For the above reasons, the Company may or may not structure compensation arrangements to satisfy the requirements for performance based compensation under Section 162(m).

                            Respectfully submitted,
                               Donald S. Chisholm
                                Louis H. Masotti
                               Sheli Z. Rosenberg
                                Gary L. Waterman

                               PERFORMANCE GRAPH

     The following performance graph compares total stockholders' return on the Common Stock since February 24, 1993, the date of commencement of the Company's initial public offering ("IPO") with the Standard and Poors ("S&P") 500 Stock Index and the index of equity REITs prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). The Common Stock price performance graph assumes an investment of $100 in the Common Stock on December 31, 1993 and an investment of $100 in the two indexes on December 31, 1993 and further assumes the reinvestment of all dividends. The graph also shows the amount that would have needed to be invested on the IPO date in the Company and the two indexes to achieve a $100 investment as of December 31, 1993. The Company believes its performance since the IPO is a relevant performance indicator for its stockholders. Equity REITs are defined as those REITs which derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified REITs listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market. Common Stock price performance presented for the period from February 24, 1993 through December 31, 1998 is not necessarily indicative of future results.
Performance Graph

---------------------------------------------------------------------------------------------------------------------------------
                                  Feb. 1993   Dec. 1993   Dec. 1994   Dec. 1995   Dec. 1996   Dec. 1997   Dec. 1998   CAGR(1)
---------------------------------------------------------------------------------------------------------------------------------
 MHC(%)                                          74.04       -2.29       -5.41       41.44       22.57       -1.70     18.84
---------------------------------------------------------------------------------------------------------------------------------
 MHC($)                            $57.46      $100.00     $ 97.71     $ 92.43     $130.73     $160.23     $157.50
---------------------------------------------------------------------------------------------------------------------------------
 S&P 500 Stock Index(%)                           9.17        1.32       37.58       22.96       33.36       28.58     22.09
---------------------------------------------------------------------------------------------------------------------------------
 S&P 500 Stock Index($)            $91.60      $100.00     $101.32     $139.40     $171.40     $228.59     $293.91
---------------------------------------------------------------------------------------------------------------------------------
 NAREIT Index(%)                                  6.70        3.17       15.27       35.27       20.26      -17.50      9.54
---------------------------------------------------------------------------------------------------------------------------------
 NAREIT Index($)                   $93.72      $100.00     $103.17     $118.92     $160.87     $193.46     $159.60
---------------------------------------------------------------------------------------------------------------------------------

(1) CAGR is the Compounded Annual Growth Rate for the Company's Common Stock from the IPO through December 31, 1998.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of March 17, 1999 (except as noted), with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

                                                              AMOUNT AND NATURE OF
                 NAME AND BUSINESS ADDRESS                         BENEFICIAL         PERCENT OF
                    OF BENEFICIAL OWNER                           OWNERSHIP(1)          CLASS
                 -------------------------                    --------------------    ----------
Samuel Zell and entities controlled by Samuel Zell..........       3,042,019            10.8%
  and Ann Lurie and entities
  controlled by Ann Lurie(2)(3)
Two North Riverside Plaza
Chicago, Illinois 60606
General Motors Hourly-Rate Employes.........................       2,271,198             8.6%
  Pension Trust and General Motors Salaried Employes Pension
  Trust (4)
c/o General Motors Investment
  Management Corporation
767 Fifth Avenue
New York, New York 10153
Goldman Sachs & Co. and.....................................       1,578,408             6.0%
  The Goldman Sachs Group, L.P.(5)
85 Broad Street
New York, NY 10004
FMR Corp(6).................................................       1,326,900             5.0%
82 Devonshire Street
Boston, MA 02109

---------------
(1) The amounts of Common Stock beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The percentage of Common Stock beneficially owned by a person assumes that all OP Units held by the person are exchanged for Common Stock, that none of the OP Units held by other persons are so exchanged, that all options exercisable within 60 days of March 17, 1999 to acquire Common Stock held by the person are exercised and that no options to acquire Common Stock held by other persons are exercised.

(2) Includes Common Stock, OP Units which are exchangeable for Common Stock, and options to purchase Common Stock which are currently exercisable or exercisable within 60 days owned as follows:

                                                              COMMON STOCK      OP UNITS       OPTIONS
                                                              ------------      --------       -------
      ENTITIES CONTROLLED BY SAMUEL ZELL:
      Samuel Zell.........................................        3,540                --      173,332
      Samuel Zell Revocable Trust.........................       10,551                --           --
      Samstock/SZRT, L.L.C................................      294,133            13,641           --
      Samstock/ZGPI, L.L.C................................        6,003                --           --
      Samstock, L.L.C.....................................      346,000           601,665           --
      Samstock/ZFT, L.L.C.................................           --           187,278           --
      Donald S. Chisholm Trust............................        7,000                --           --
      ENTITIES CONTROLLED BY ANN LURIE:
      Anda Partnership....................................           --           233,694           --
      LFT Partnership.....................................           --             5,436           --
      ENTITIES CONTROLLED BY SAMUEL ZELL & ANN LURIE:
      EGI Holdings, Inc...................................           --           579,873           --
      EGIL Investments, Inc...............................           --           579,873           --
                                                                -------         ---------      -------
      TOTALS:.............................................      667,227         2,201,460      173,332
                                                                =======         =========      =======

    Mr. Zell disclaims beneficial ownership of 7,000 shares of Common Stock and 819,003 OP Units. Mrs. Lurie disclaims beneficial ownership of 667,227 shares of Common Stock, 1,382,457 OP Units and options to purchase 173,332 shares of Common Stock.

(3) Includes 1,962,330 OP Units (exchangeable into 1,962,330 shares of Common Stock) and 646,136 shares of Common Stock which are pledged as collateral for loans to five financial institutions. Under the loan agreements, the institutions cannot vote (assuming exchange of the OP Units for Common Stock) or exercise ownership rights relating to the pledged OP Units or Common Stock unless there is an event of default.

(4) The shares reported herein are held of record by Mellon Bank, N.A. acting as the trustee (the "Trustee") for the General Motors Hourly-Rate Employes Pension Plan and the General Motors Salaried Employes Pension Plan (collectively, the "GM Trusts"). The GM Trusts are trusts under and for the benefit of certain employee benefit plans of General Motors Corporation ("GM") and its subsidiaries. These shares may be deemed to be owned beneficially by GMIMCo, a wholly owned subsidiary of GM. GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM and its subsidiaries and associated entities. GMIMCo is serving as the GM Trusts' investment manager with respect to these shares and in that capacity it has the sole power to direct the Trustee as to the voting and disposition of these shares. Because of the Trustee's limited role, beneficial ownership of the shares by the Trustee is disclaimed.

(5) Pursuant to a Schedule 13G filed with the SEC for calendar 1998, the Goldman Sachs Group, L.P. ("GS Group") and Goldman Sachs & Co. ("Goldman Sachs") each disclaim beneficial ownership of the Common Stock beneficially owned by
    (i) managed accounts and (ii) certain investment limited partnerships, of which a subsidiary of GS Group or Goldman Sachs is the general partner or managing general partner, to the extent partnership interests in such partnerships are held by persons other than GS Group, Goldman Sachs or their affiliates.

(6) Pursuant to a Schedule 13G filed with the SEC for calendar 1998, Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 ("Investment Act"), is the beneficial owner of 1,326,900 shares of Common Stock as a result of acting as investment advisor to various investment companies under the Investment Act.

    Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 200 shares of Common Stock as a result of its serving as investment manager of institutional account(s).

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 17, 1999, certain information with respect to the Common Stock that may be deemed to be beneficially owned by each director of MHC, by the four executive officers named in the Summary Compensation Table and by all directors and executive officers as a group:

                                                    SHARES OF       SHARES UPON                 PERCENT
                                                     COMMON         EXERCISE OF                   OF
           NAME OF BENEFICIAL HOLDER                STOCK(1)        OPTIONS(2)     TOTAL(1)      CLASS
           -------------------------                ---------       -----------    --------     -------
Donald S. Chisholm..............................       26,607(3)       46,666         73,273        *
Thomas E. Dobrowski.............................            0          56,666         56,666        *
David A. Helfand................................      138,107         138,666        276,773     1.0%
Thomas P. Heneghan..............................      168,676          33,000        201,676        *
Ellen Kelleher..................................      146,764          21,000        167,764        *
Louis H. Masotti................................        1,870          30,000         31,870        *
John F. Podjasek, Jr............................        4,487          46,666         51,153        *
Gary W. Powell..................................      286,307          50,000        336,307     1.3%
Sheli Z. Rosenberg..............................       64,297(4)       60,665        124,962        *
Michael A. Torres...............................        4,178          51,666         55,844        *
Howard Walker...................................      158,311          21,666        179,977        *
Gary L. Waterman................................        3,487          56,666         60,153        *
Samuel Zell.....................................    2,629,557(3)(5)   173,332      2,802,889     9.8%
All directors and executive officers as a group
  (14 persons) including the above-named
  persons.......................................    3,625,984         792,658      4,418,642    15.2%

---------------
 *  Less than 1%

(1) The amounts of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The percentage of Common Stock beneficially owned by a person assumes that all OP Units held by the person are exchanged for Common Stock, that none of the OP Units held by other persons are so exchanged, that all options exercisable within 60 days of March 17, 1999 to acquire Common Stock held by the person are exercised and that no options to acquire Common Stock held by other persons are exercised.

(2) The amounts shown in this column reflect shares of Common Stock subject to options granted under the Company's Second Amended and Restated 1992 Stock Option and Stock Award Plan which are currently exercisable or exercisable within 60 days of the date of this table.

(3) Includes 7,000 shares owned by the Donald S. Chisholm Trust, Samuel Zell, Trustee. Under the regulations of the SEC, Mr. Zell may be deemed to be the beneficial owner of all the shares which are beneficially owned by the Donald S. Chisholm Trust. Mr. Zell disclaims beneficial ownership of the shares owned by the Donald S. Chisholm Trust.

(4) Includes 11,530 OP Units beneficially owned by Mrs. Rosenberg which are exchangeable into 11,530 shares of Common Stock.

(5) Includes 1,962,330 OP Units which are exchangeable into 1,962,330 shares of Common Stock and 660,227 shares of Common Stock beneficially owned by entities in which Mr. Zell has a pecuniary interest or which he may be deemed to control. See "Security Ownership of Certain Beneficial Owners." Mr. Zell disclaims beneficial ownership of 579,873 OP Units owned which are exchangeable into 579,873 shares of Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company occupies office space owned by an affiliate of EGI, an entity controlled by Mr. Zell, at Two North Riverside Plaza, Chicago, Illinois 60606. In addition, pursuant to an administrative services agreement, EGI or certain of its affiliates provides the Company and its subsidiaries with office space and certain administrative, office facility and other services with respect to certain aspects of the Company's business, including, but not limited to, administrative support, real estate tax evaluation services, and marketing consulting and research services and other services. Amounts incurred for these services amounted to approximately $104,000 for the year ended December 31, 1998. Amounts due to these affiliates at December 31, 1998 were $7,000. Other affiliates of Mr. Zell provided legal services, insurance brokerage services (excluding reimbursements for insurance premiums paid to third parties), and office space to the Company. Amounts incurred for these services amounted to approximately $850,000 for the year ended December 31, 1998. Amounts due to these affiliates at December 31, 1998 were $35,000.

     The independent members of the Board annually review and approve the rates charged by EGI and its affiliates for services rendered to the Company and its subsidiaries. Additionally, the budget for such services are submitted, reviewed and approved by the Audit Committee of the Company.

     The executive officers listed below are indebted to the Company as a result of purchasing stock from the Company. The loans accrue interest, payable quarterly in arrears at the applicable federal rate, as defined in the Code in effect at the time the loans were made. The loans are recourse to the respective individuals; are collateralized by a pledge of the shares of Common Stock purchased; and are due and payable of the first to occur of the employee leaving the Company or March 3, 2003 for the loans bearing interest at 6.77% and January 2, 2005 for the loans bearing interest at 5.91%. All dividends paid on pledged shares in excess of the then marginal tax rate are used to pay interest and principal on the loans.

                                                LARGEST AGGREGATE      BALANCE AS OF
                    NAME                       AMOUNT OWED IN 1998   DECEMBER 31, 1998   INTEREST RATE
                    ----                       -------------------   -----------------   -------------
Howard Walker................................       $896,963             $896,963            5.91%
Thomas P. Heneghan...........................        862,604              838,101            5.91%
Ellen Kelleher...............................        869,856              863,561            5.91%
Gary W. Powell...............................        890,543              805,453            6.77%
Gary W. Powell...............................        883,801              881,691            5.91%

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of its Common Stock, to file reports of ownership and changes of ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of those forms received by the Company, or written representations from directors and officers that no Forms 5 were required to be filed, that for 1998: Gary W. Powell and Louis H. Masotti each filed one Form 4 late which reported one transaction.

PROPOSAL TO AMEND AND RESTATE THE COMPANY'S ARTICLES OF INCORPORATION TO DELETE
 A PROVISION RELATING TO INDEMNIFICATION OF OFFICERS AND DIRECTORS (PROPOSAL 2)

     On March 18, 1999 the Board of Directors adopted a resolution to amend and restate the Company's Articles of Amendment and Restatement of its Articles of Incorporation (the "Articles") by deleting Article VI, Section 5 relating to indemnification of officers and directors. Presently, both the Company's Articles and Bylaws contain provisions respecting the indemnification of officers, directors, employees and agents of the Company. The Board proposes to delete the indemnification provisions in its Articles and to rely solely on indemnification provisions in the Company's Bylaws.

     In recent years there has been an increase in the amount of litigation seeking to impose liability on directors and officers of publicly-held corporations. The costs of defending or settling these actions, whether or not they are well founded, may be substantial. Although the Company has not experienced difficulty in attracting and retaining well qualified directors and officers in the past, the Board of Directors believes that the continued success of the Company in attracting and retaining qualified directors, officers and employees, is dependent, at least in part, on the Company's ability to be competitive with other corporations which have adopted arrangements providing directors, officers and employees with the maximum possible protection from personal financial risks.

     The Company's Articles grant the Company the "power . . . to obligate itself" to indemnify officers and directors "to the maximum extent permitted by Maryland law" (a copy of Article VI, Section 5 is attached as Exhibit A). Under the Articles, indemnification is extended to present and former officers and directors and any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership or other enterprise as a director, officer, partner or trustee. While the Board believes that under its current governance documents the Company's officers and directors are entitled to indemnification and reimbursement of litigation expenses to the fullest permissible extent, the Articles do not set forth procedures for advancement of expenses incurred in defending or settling an action.

     The Company's Bylaws extend indemnification as a matter of right "to the fullest extent authorized" by Maryland law to present and former officers and directors and any individual who, at the request of the Company, serves or has served another corporation, partnership or other enterprise as a director, officer, partner, trustee, employee or agent. The Bylaws provide procedures for an indemnified party to receive an advancement of permissible expenses, including the right to bring suit to enforce such party's right to indemnification and reimbursement of expenses. Under the Articles and Bylaws, the Company may, with the approval of the Board of Directors, indemnify an employee or agent of the Company. (A copy of Article XII of the Bylaws -- Indemnification -- is attached as Exhibit B.)

     The Board of Directors believes that amending and restating the Articles to delete the indemnification provision will serve two purposes. First, it will eliminate any inconsistency between the Company's Articles and the Bylaws. Second, the Maryland legislature may in the future make amendments to the law respecting indemnification. The realignment of the Company's governance documents, by eliminating Article VI, Section 5 from the Articles and providing for indemnification solely in the Bylaws, will provide the Company with greater flexibility to adapt its provision relating to indemnification to any changes in state law.

     The Board of Directors acknowledges that current and future directors and officers could benefit from the approval of the proposed amendment and restatement of the Articles and, in this connection, the directors may be considered to have a conflict of interest.

     The affirmative vote of two-thirds of the votes entitled to be cast on the proposed amendment and restatement of the Articles is required for its approval. As of the date of this Proxy Statement, all of the directors of the Company have expressed the intent to vote their shares (representing approximately 6.2% of the votes entitled to be cast) in favor of the proposed amendment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" PROPOSAL 2 UNLESS INSTRUCTIONS TO ABSTAIN OR TO VOTE AGAINST ARE GIVEN.

                                    AUDITORS

     Ernst & Young LLP served as the Company's auditors for the year ended December 31, 1998. The Audit Committee intends to make a future recommendation to the Board concerning the selection of the Company's auditors for the current fiscal year which began January 1, 1999. There have been no disagreements between the Company and its auditors relating to accounting procedures, financial statement disclosures, or related items. Representatives of Ernst & Young LLP are expected to be available at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Under regulations adopted by the SEC, stockholder proposals intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 2, 1999, in order to be considered for inclusion in the Company's proxy statement and on the proxy card that will be solicited by the Board in connection with the 2000 Meeting.

     In addition, the Bylaws of the Company provide that in order for a stockholder to nominate a candidate for election as a director at a Meeting or propose business for consideration at such Meeting, notice must generally be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's Meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 OTHER MATTERS

     The Board is not aware of any business which will be presented at the Meeting other than those matters set forth in the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly presented at the Meeting for action, it is intended that the persons named in the accompanying Proxy and acting thereunder will vote in accordance with their best judgment on such matters.

                                          By Order of the Board of Directors
                                          SUSAN OBUCHOWSKI
                                          Susan Obuchowski
                                          Secretary

March 31, 1999
Chicago, Illinois

                                                                       EXHIBIT A

        EXCERPT FROM COMPANY'S ARTICLES OF AMENDMENT AND RESTATEMENT OF
                           ARTICLES OF INCORPORATION
                            (PROPOSED TO BE DELETED)

     ARTICLE VI, SECTION 5. INDEMNIFICATION. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former director or officer of the Corporation or (ii) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Corporation shall have the power, with the approval of its Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

                                                                       EXHIBIT B

                         EXCERPT FROM COMPANY'S BYLAWS

                                  ARTICLE XII
                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 1. Right to Indemnification. (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Maryland, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all liability, loss and reasonable expenses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this Article with respect to proceedings to enforce rights to indemnification, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     (b) The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

     Section 2. Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article shall include the right to be paid by the Corporation the reasonable expenses (including attorneys' fees (which may be of counsel selected by the indemnitee)) incurred by the indemnitee in connection with any proceeding for which such right to indemnification is applicable in advance of its final disposition, without requiring a preliminary determination of the ultimate entitlement to indemnification; provided, however, that the Corporation shall have first received a written affirmation by such indemnitee of the indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized by the General Corporation Law of the State of Maryland has been met, and a written undertaking by or on behalf of such indemnitee to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee did not meet the applicable standard of conduct.

     Section 3. Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article shall be contract rights. If a claim under Sections 1 and 2 of this Article is not paid in full by the Corporation within sixty days after a written claim therefor has been received by the Corporation, except in case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense of the Corporation that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Maryland. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper under the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Maryland, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise, shall be on the Corporation.

     Section 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 5. Insurance. The Corporation may maintain insurance (including self-insurance), at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Maryland.

     Section 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to indemnification and advancement of expenses of directors and officers of the Corporation.

     Section 7. Repeals and Modifications. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                       MANUFACTURED HOME COMMUNITIES, INC.
               TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS 60606
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS


SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Manufactured Home Communities, Inc., a Maryland corporation (the "Company"), hereby appoints SAMUEL ZELL and HOWARD WALKER, or either of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 11, 1999, at 10:00 a.m., Chicago time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

     The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" each of the nominees for director and "for" each of the other proposals as described in the Proxy Statement and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.




_________________________________________________________________________
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE




                                      (Continued and to be signed on other side)












                              FOLD AND DETACH HERE

                                                            PLEASE MARK YOUR
                                                          VOTES AS INDICATED [X]
                                                            IN THIS EXAMPLE.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 AND PROPOSAL 2.

1.  ELECTION OF DIRECTORS

FOR all nominees listed                    WITHHOLD AUTHORITY
below (except as marked                    to vote for all nominees
to the contrary)           [ ]             listed to the right       [ ]

Nominees:  David A. Helfand, Michael A. Torres and Samuel Zell.

WITHHELD FOR (Write name of nominee(s) in space provided below).

_________________________________________________________________________

2. APPROVAL OF THE COMPANY'S Articles of Amendment and Restatement removing Article VI, Section 5. Indemnification.


                FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

And on any other matter which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.


I PLAN TO ATTEND MEETING  [ ]



COMMENTS/ADDRESS CHANGE
PLEASE MARK THIS BOX IF YOU HAVE
ANY WRITTEN COMMENTS/ADDRESS
CHANGE ON THE REVERSE SIDE.      [ ]



SIGNATURE _______________SIGNATURE____________________DATE___________________

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or officer, please give full title under signature.


                              FOLD AND DETACH HERE